CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is entered into as of August 7, 2000 (the "Effective Date"), by and between Michael G. Acton, a resident of the State of Utah (the "Consultant") and Donlar Corporation, an Illinois corporation (the "Company").

         WHEREAS, the Consultant is willing to be retained by the Company, and the Company is willing to retain the Consultant, to assist the Company as herein described, in accordance with the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, including the mutual promises contained herein, the parties agree as follows:

         1. Retention of Consultant. The Company hereby agrees to retain the Consultant, and the Consultant agrees to be retained by the Company, for the purpose of providing such consulting services to the Company as shall be requested by the Board of Directors and the Chief Executive Officer of the Company from time to time; provided, however, that Consultant shall not be required to spend more than 75% of his time (1,500 hours over 12 months) without his consent and without additional compensation at comparable rates for any additional services rendered by Consultant in excess of 1,500 hours.

         2. Consulting Fee. In consideration of the services provided by the Consultant to the Company as described herein, the Company shall pay to the Consultant a consulting fee of $10,416.67 per month (the "Consulting Fee"). The Consulting Fee shall be payable on or before the 15th day of each month, with the initial payment to be made on or before August 15, 2000 and a final payment on July 15, 2001. The obligation of the Company to pay the Consulting Fee will not be terminated by the termination of this Agreement except as provided in
Section 3, below. The Company also will reimburse Consultant for expenses incurred on the Company's behalf, including, without limitation, travel, lodging and meals.

         3. Term and Termination. This Agreement shall commence on the date hereof and shall end at the close of business on August 6, 2001 (the "Termination Date"). This Agreement may be terminated by the Company prior to the Termination Date only for "cause," which shall mean, (i) the commission by the Consultant of any act of fraud, theft, or embezzlement against the Company,
(ii) the gross negligence of the Consultant resulting in a material adverse effect on the Company or (iii) conviction of the Consultant for the commission of any serious act whether or not directed against the Company. The Consultant and the Company acknowledge and agree that the Consulting Fee payment schedule is not intended to correspond to the particular month in which consulting services may be performed, and accordingly, the Company's obligations to pay the Consulting Fee shall continue unaffected until the Termination Date regardless of the intervening death or disability of the Consultant.



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         4. Indemnity.  The Consultant  agrees to indemnify and hold the Company
and  its  officers,  directors,  members,  managers,  stockholders,   employees,
representatives, agents and affiliates harmless from and against any and all losses, liabilities, damages, obligations, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising out of
(i) any act, omission or misconduct by the Consultant or any of his employees, agents, affiliates or representatives, or (ii) any breach by the Consultant of, or default by the Consultant under, this Agreement. The Company agrees to indemnify and hold the Consultant and his employees, representatives, agents and affiliates harmless from and against any and all losses, liabilities, damages, obligations, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising out of (i) any act, omission or misconduct by the Company or any of its employees, agents, affiliates or representatives, or (ii) any breach by the Company of, or default by the Company under, this Agreement.

         5. Independent Relationship; Confidentiality. The parties agree that no joint venture, partnership, agency or other relationship shall be created or implied by reason of this Agreement. This Agreement and its terms are strictly confidential and shall not be disclosed to any third party, except as required by applicable securities laws.

         6. Notices. All notices, requests, instructions or other communications to be given hereunder by any party hereto shall be in writing and shall be deemed to have been given or made on the date of delivery, provided delivery is actually tendered at the appropriate address, addressed to the persons identified below (i) in person, or (ii) or by courier service, or (iii) by facsimile copy (with original copy marked the same day), or (iv) seven (7) calendar days after deposit in the mail by first class certified mail postage prepaid, return receipt requested, to the addresses stated in the first paragraph of this Agreement.

         7. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their successors, heirs and permitted assigns, and shall be binding upon or inure to the benefit of any entity or person which shall become the successor in interest whether by acquisition of stock, merger or acquisition of the assets of the Company. This Agreement may not be assigned by either party without the prior written consent of the other party.

         8. Fees and Expenses of Enforcement of this Agreement. The prevailing party in any suit or action to enforce this Agreement shall be entitled to recover its court costs and reasonable attorneys' fees.

         9. Severability. This Agreement shall be deemed as severable and if any portion hereof shall be held invalid for any reason, the remainder shall not thereby be invalidated but shall remain in full force and effect.



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         10.  Counterparts.  This  Agreement  may be  executed  in any number of separate counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument.

         11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

         12. Scope of Agreement. This Agreement is the exclusive agreement between the Company and the Consultant with respect to its subject matter and as of its effective date supersedes all prior and contemporaneous agreements, negotiations, representations and proposals, whether written or oral, related to its subject matter.

         13. Modifications and Waivers. This Agreement may not be modified except by writing signed by authorized representatives of all of the parties hereto. The failure of any party at any time to require performance by either party of any provisions hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

         IN WITNESS WHEREOF, the undersigned have executed this Consulting Agreement, effective as of the date first above written.


COMPANY:                                CONSULTANT:

DONLAR CORPORATION


By:
      Lawrence P. Koskan, President     Michael G. Acton





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